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                                                                   Exhibit 24(a)

                                CERTIFIED COPY OF
                           RESOLUTIONS ADOPTED BY THE
                             EXECUTIVE COMMITTEE OF
                             THE BOARD OF DIRECTORS
                          BUTLER MANUFACTURING COMPANY

     The undersigned, Secretary of Butler Manufacturing Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that effective March 28, 1996, the Executive Committee of the Board of Directors of Butler Manufacturing Company (the "Company") adopted the following Resolution by Unanimous Written Consent in accordance with the Bylaws, Articles of Incorporation and applicable corporate laws of the State of Delaware, and that the Resolution adopted is still in effect and has not been rescinded or modified as of the date hereof:

     "BE IT FURTHER RESOLVED, that the Richard O. Ballentine and John Huey, and each of them, are authorized to sign registration statements on Form S-8 under the Securities Act of 1933 with respect to the proposed offering of shares of the Company's Common Stock, no par value under the Plans, the Stock Incentive Plans of 1979, 1987 and 1996, the Directors Stock Compensation Program, an employees stock award plan (the "Shares") and interests in the Plans, and any and all amendments thereto on behalf of the principal executive officer, principal accounting officer, principal financial officer and directors of the Company pursuant to a power or powers of attorney duly executed by the persons holding such offices;"


     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1996.

                               BUTLER MANUFACTURING COMPANY


                                s/Richard O. Ballentine
                             By____________________________
                                Richard O. Ballentine,
                                Secretary




















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